Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Ed Arditte
	609-720-4261	609-720-4621
Antonella Franzen
609-720-4665

TYCO INTERNATIONAL REPORTS SECOND QUARTER EARNINGS
FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $0.59 PER
SHARE AND GAAP EARNINGS OF $0.65 PER SHARE

(Income and EPS amounts are attributable to Tyco common shareholders)

($ millions, except per-share amounts)

	Q2 2010	Q2 2009	% Change
Revenue	$4,169	$4,150	—
Income/(Loss) from Continuing Operations	$310	$(2,555)	—
Diluted EPS from Continuing Operations	$0.65	$(5.40)	—
Special Items	$0.06	$(5.95)
Income from Continuing Ops Before Special Items	$284	$261	9%
Diluted EPS from Continuing Ops Before Special Items	$0.59	$0.55	7%

SCHAFFHAUSEN, Switzerland — April 27, 2010 — Tyco International Ltd. (NYSE: TYC) today reported $0.65 in diluted earnings per share (EPS) from continuing operations for the fiscal second quarter of 2010 and diluted EPS from continuing operations before special items of $0.59 per share.  In the prior year, diluted EPS from continuing operations was negatively impacted by special items of $5.95 per share, primarily non-cash goodwill and intangible asset impairments.  Revenue in the quarter was $4.2 billion with an organic revenue decline of 5.8%.

Cash from operating activities was $632 million and free cash flow was $349 million.  These amounts included $48 million of cash outflows related to restructuring activities.  For the year to date, free cash flow was $428 million compared to free cash flow of $239 million in 2009.

“Our results this quarter reflect modestly higher-than-expected revenue with continued strength in our recurring revenue and service activities,” said Tyco Chairman and Chief Executive Officer Ed Breen. “We continue to see the benefits of our cost-management and restructuring actions and order activity is improving in a number of our businesses which increases our confidence about the second half of our fiscal year,” Breen added.

“We are on track to complete the acquisition of Broadview Security next month and look forward to combining the business with ADT to enhance our opportunities in the North American security industry,” added Breen.

Organic revenue, free cash flow and operating income, operating margin, income and diluted EPS from continuing operations before special items are non-GAAP financial measures and are described below.  For a reconciliation of these non-GAAP measures, see the attached tables.  Additional schedules as well as Second Quarter Review slides can be found at www.tyco.com on the Investor Relations portion of Tyco’s website.  Certain tables in this press release contain the symbol “-”, where the percent change is not meaningful.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated.  Beginning in the first quarter of fiscal 2010, certain businesses and overhead costs were realigned, resulting in changes to historical segment performance.  The revenue and operating income results shown below have been adjusted to reflect these changes.  All dollar amounts are pre-tax and stated in millions.  All comparisons are to the fiscal second quarter of 2009 unless otherwise indicated.

ADT Worldwide

	Q2 2010	Q2 2009	% Change
Revenue	$1,767	$1,705	4%
Operating Income	$305	$(867)	—
Operating Margin	17.3%	—
Special Items	$46	$(1,078)
Operating Income Before Special Items	$259	$211	23%
Operating Margin Before Special Items	14.7%	12.4%

Revenue of $1.8 billion increased 4% in the quarter with an organic revenue decline of 1.5%.  Recurring revenue grew 4% organically on a global basis.  Systems installation and service revenue declined 8% organically, due to continued softness in North America and Europe, as a result of lower sales to commercial customers.

Operating income was $305 million and the operating margin was 17.3%.  Special items of $46 million consisted primarily of a gain on the previously-announced sale of the France security business.  Operating income before special items was $259 million and the operating margin before special items improved 230 basis points to 14.7%.  The benefits from restructuring and cost-containment actions as well as growth in higher-margin recurring revenue more than offset the impact of the organic revenue decline in systems installation and service.

Flow Control

	Q2 2010	Q2 2009	% Change
Revenue	$899	$927	(3)%
Operating Income	$93	$133	(30)%
Operating Margin	10.3%	14.3%
Special Items	$(8)	$(8)
Operating Income Before Special Items	$101	$141	(28)%
Operating Margin Before Special Items	11.2%	15.2%

Revenue of $899 million declined 3% in the quarter with an organic revenue decline of 13%.  Organic revenue growth of 2% in Thermal Controls was more than offset by a 19% decline in the Valves business and a 7% decline in Water.  Backlog of $1.6 billion was flat on a quarter sequential basis excluding the impact of foreign currency.

Operating income was $93 million and the operating margin was 10.3%.  Special items of $8 million consisted primarily of restructuring charges.  Operating income before special items was $101 million and included a charge of $9 million for an anticipated loss on a project retained from the 2008 divestiture of Earth Tech, Inc.  The operating margin before special items decreased to 11.2% as the benefits from cost-containment and restructuring actions were more than offset by the impact of the organic revenue decline and product mix.

Fire Protection Services

	Q2 2010	Q2 2009	% Change
Revenue	$807	$813	(1)%
Operating Income	$62	$(121)	—
Operating Margin	7.7%	—
Special Items	$(4)	$(191)
Operating Income Before Special Items	$66	$70	(6)%
Operating Margin Before Special Items	8.2%	8.6%

Revenue of $807 million declined 1% in the quarter with an organic revenue decline of 7%.  Service revenue was down 1% organically while installation revenue declined 12% driven by softness in the North America and EMEA regions.  Backlog of $1.2 billion increased 1% on a quarter sequential basis.

Operating income was $62 million and the operating margin was 7.7%.  Special items of $4 million consisted of restructuring charges.  Operating income before special items was $66 million and the operating margin before special items was 8.2%.

Electrical and Metal Products

	Q2 2010	Q2 2009	% Change
Revenue	$336	$330	2%
Operating Income	$24	$(961)	—
Operating Margin	7.1%	—
Special Items	$(2)	$(936)
Operating Income Before Special Items	$26	$(25)	—
Operating Margin Before Special Items	7.7%	(7.6)%

Revenue of $336 million increased 2% in the quarter with an organic revenue decline of 3%.  Although volume remained essentially flat year over year, lower average selling prices for steel products drove the organic revenue decline.

Operating income was $24 million and the operating margin was 7.1%.  Special items of $2 million consisted of restructuring charges.  Operating income before special items increased $51 million primarily due to better spreads resulting from a lower average cost for steel products.  The operating margin before special items was 7.7%.

Safety Products

	Q2 2010	Q2 2009	% Change
Revenue	$360	$375	(4)%
Operating Income	$47	$(537)	—
Operating Margin	13.1%	—
Special Items	$(5)	$(592)
Operating Income Before Special Items	$52	$55	(5)%
Operating Margin Before Special Items	14.4%	14.7%

Revenue of $360 million declined 4% in the quarter with an organic revenue decline of 7%.  Organic revenue growth of 1% in Electronic Security was more than offset by declines of 12% in Fire Suppression and 3% in Life Safety.

Operating income was $47 million and the operating margin was 13.1%.  Special items of $5 million consisted of restructuring and divestiture charges.  Operating income before special items was $52 million and the operating margin before special items was 14.4%.  The margin impact from lower organic revenue was mostly offset by the benefits of restructuring and cost-containment actions as well as product mix.

OTHER ITEMS

•                  Corporate expense was $104 million in the quarter and included special items of $7 million.  Corporate expense before special items was $97 million.

•                  The tax rate for the quarter was 14.0% and the tax rate before special items was 16.6%.

•                  The company incurred pre-tax charges of $21 million in the quarter related to restructuring activities.

•                  As previously announced, Tyco expects to complete its acquisition of Brinks Home Security Holdings, operating as Broadview Security, on May 14, 2010, pending approval of the transaction by Brinks’ shareholders on May 12, 2010.

•                  On April 12, 2010 Standard & Poor’s upgraded Tyco’s debt rating from BBB+ to A-.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. (NYSE: TYC) is a diversified company that provides vital products and services to customers around the world.  Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products.  Tyco had 2009 revenue of more than $17 billion and has more than 100,000 employees worldwide.  More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s second quarter results for 2010 and outlook for the third quarter and full year during a conference call and webcast today beginning at 8:00 a.m. EST.  Today’s conference call for investors can be accessed in the following ways:

•                  At Tyco’s website: http://investors.tyco.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (888) 455-5685.  The telephone dial-in number for participants outside the United States is (773) 799-3896.  The participant code is TYCO.

•                  An audio replay of the conference call will be available beginning at 4:00 p.m. on April 27, 2010 and ending on May 3, 2010. The dial-in number for participants in the United States is (800) 756-0715. For participants outside the United States, the replay dial-in number is (203) 369-3427.

NON-GAAP MEASURES

“Organic revenue,” “free cash flow (outflow)” (FCF), “income from continuing operations before special items”, “earnings per share (EPS) from continuing operations before special items”, “operating income before special items” and “operating margin before special items” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications and changes to the fiscal year). Organic revenue is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying results of the company’s existing businesses, such as acquisitions and divestitures. It may be used as a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue. This limitation is best addressed by using organic revenue in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue.

FCF is a useful measure of the company’s cash which is free from any significant existing obligation. The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash flows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It, or a measure that is based on it, may be used as a component in the company’s incentive compensation plans. The difference reflects the impact from:

• net capital expenditures,

• accounts purchased by ADT,

• cash paid for purchase accounting and holdback liabilities,

• voluntary pension contributions, and

• the sale of accounts receivable programs.

Capital expenditures and accounts purchased by ADT are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback liabilities is subtracted because these cash outflows are not available for general corporate uses. Voluntary pension contributions and the impact from the sale of accounts receivable programs are added or subtracted because this activity is driven by economic financing decisions rather than operating activity.

The limitation associated with using FCF is that it adjusts for cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period. See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

The company has presented its income and EPS from continuing operations before special items and operating income and margin before special items. Special Items include charges and gains related to divestitures, acquisitions, restructurings, impairments, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes income and EPS from continuing operations before special items and operating income and margin before special items to assess overall operating performance and segment level core operating performance, as well as to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. They may be used as components in the company’s incentive compensation plans. Operating income, operating margin, and income and EPS from continuing operations before special items are useful measures for investors because they permit more meaningful comparisons of the company’s underlying operating results and business trends between periods. The difference between income and EPS from continuing operations before special items and income and EPS from continuing operations (the most comparable GAAP measures) consists of the impact of charges and gains related to divestitures, acquisitions, restructurings, impairments, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends. Operating income and margin before special items do not reflect any additional adjustments that are not reflected in income from continuing operations before special items.  The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported operating income and margin and operating income and EPS from continuing operations. This limitation is best addressed by using the non-GAAP measures in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results. Tyco provides general corporate services to its segments and those costs are reported in the “Corporate and Other” segment. This segment’s operating income (loss) is presented as “Corporate Expense.”

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in accompanying conference calls or webcasts that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release and accompanying conference calls generally include, but are not limited to, statements addressing Tyco’s future financial condition and operating results, as well as its acquisition, divestiture and capital activities. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 25, 2009 and in subsequent filings with the Securities and Exchange Commission.

#  #  #

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Quarters Ended		Six Months Ended
	March 26,	March 27,	March 26,	March 27,
	2010	2009	2010	2009
Net revenue	$4,169	$4,150	$8,415	$8,576
Cost of sales	2,659	2,715	5,340	5,584
Selling, general and administrative expenses	1,108	1,200	2,248	2,340
Goodwill and intangible asset impairments	—	2,705	—	2,705
Restructuring, asset impairment and (gain)/loss on divestitures, net	(25)	84	(14)	88
Operating income (loss)	427	(2,554)	841	(2,141)
Interest income	7	11	16	23
Interest expense	(74)	(78)	(150)	(151)
Other income, net	3	7	12	11
Income (loss) from continuing operations before income taxes	363	(2,614)	719	(2,258)
Income tax (expense) benefit	(51)	60	(104)	(24)
Income (loss) from continuing operations	312	(2,554)	615	(2,282)
Loss from discontinued operations, net of income taxes	—	(12)	—	(7)
Net income (loss)	312	(2,566)	615	(2,289)
Less: noncontrolling interest in subsidiaries net income	2	1	3	1
Net income (loss) attributable to Tyco common shareholders	$310	$(2,567)	$612	$(2,290)

Amounts attributable to Tyco common shareholders
Income (loss) from continuing operations	$310	$(2,555)	$612	$(2,283)
Loss from discontinued operations	—	(12)	—	(7)
Net income (loss) attributable to Tyco common shareholders	$310	$(2,567)	$612	$(2,290)

Basic earnings per share attributable to Tyco common shareholders:
Income (loss) from continuing operations	$0.65	$(5.40)	$1.29	$(4.83)
Loss from discontinued operations	—	(0.02)	—	(0.01)
Net income (loss) attributable to Tyco common shareholders	$0.65	$(5.42)	$1.29	$(4.84)
Diluted earnings per share attributable to Tyco common shareholders:
Income (loss) from continuing operations	$0.65	$(5.40)	$1.28	$(4.83)
Loss from discontinued operations	—	(0.02)	—	(0.01)
Net income (loss) attributable to Tyco common shareholders	$0.65	$(5.42)	$1.28	$(4.84)

Weighted-average number of shares outstanding:
Basic	476	473	476	473
Diluted	478	473	479	473

NOTE:                 These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2009 and Quarterly Report on Form 10-Q for the quarter ended December 25, 2009.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarters Ended				Six Months Ended
	March 26,		March 27,		March 26,		March 27,
	2010		2009		2010		2009
NET REVENUE
ADT Worldwide	$1,767		$1,705		$3,602		$3,516
Flow Control	899		927		1,822		1,886
Fire Protection Services	807		813		1,640		1,652
Electrical and Metal Products	336		330		633		746
Safety Products	360		375		718		776
Corporate and Other	—		—		—		—
Total Net Revenue	$4,169		$4,150		$8,415		$8,576

OPERATING INCOME (LOSS) AND MARGIN
ADT Worldwide	$305	17.3%	$(867)	N/M	$564	15.7%	$(640)	N/M
Flow Control	93	10.3%	133	14.3%	205	11.3%	270	14.3%
Fire Protection Services	62	7.7%	(121)	N/M	126	7.7%	(65)	N/M
Electrical and Metal Products	24	7.1%	(961)	N/M	47	7.4%	(934)	N/M
Safety Products	47	13.1%	(537)	N/M	101	14.1%	(457)	N/M
Corporate and Other	(104)	N/M	(201)	N/M	(202)	N/M	(315)	N/M
Operating Income (Loss) and Margin	$427	N/M	$(2,554)	N/M	$841	N/M	$(2,141)	N/M

TYCO INTERNATIONAL LTD.

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	March 26,	September 25,
	2010	2009
Current Assets:
Cash and cash equivalents	$2,733	$2,354
Accounts receivable, net	2,460	2,629
Inventories	1,464	1,443
Other current assets	1,340	1,385
Assets held for sale	—	156
Total current assets	7,997	7,967

Property, plant and equipment, net	3,501	3,497
Goodwill	8,665	8,791
Intangible assets, net	2,698	2,647
Other assets	2,611	2,651
Total Assets	$25,472	$25,553

Current Liabilities:
Short-term debt and current maturities of long-term debt	$536	$245
Accounts payable	1,164	1,244
Accrued and other current liabilities	2,441	2,476
Deferred revenue	614	590
Liabilities held for sale	—	161
Total current liabilities	4,755	4,716

Long-term debt	3,995	4,029
Other liabilities	3,799	3,854
Total Liabilities	12,549	12,599

Tyco’s shareholders’ equity	12,907	12,941
Noncontrolling interest	16	13
Total Equity	12,923	12,954

Total Liabilities and Equity	$25,472	$25,553

NOTE: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2009 and Quarterly Report on Form 10-Q for the quarter ended December 25, 2009.

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Quarters Ended		Six Months Ended
	March 26,	March 27,	March 26,	March 27,
	2010	2009	2010	2009
Cash Flows from Operating Activities:
Net income (loss) attributable to Tyco common shareholders	$310	$(2,567)	$612	$(2,290)
Noncontrolling interests in subsidiaries net income	2	1	3	1
Loss from discontinued operations, net of income taxes	—	12	—	7
Income (loss) from continuing operations	312	(2,554)	615	(2,282)

Adjustments to reconcile net cash provided by operating activities:
Goodwill and intangible asset impairments	—	2,705	—	2,705
Depreciation and amortization	282	284	569	559
Non-cash compensation expense	32	23	63	52
Deferred income taxes	(39)	(165)	(35)	(182)
Provision for losses on accounts receivable and inventory	30	35	64	69
Other non-cash items	(26)	17	(23)	35
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(25)	149	66	162
Inventories	(29)	172	(73)	21
Other current assets	18	(301)	20	(287)
Accounts payable	19	(201)	(52)	(376)
Accrued expenses and other liabilities	14	490	(202)	190
Income taxes, net	(1)	(8)	—	22
Other	45	80	(1)	94
Net cash provided by operating activities	632	726	1,011	782
Net cash used in discontinued operating activities	—	(13)	—	(13)

Cash Flows from Investing Activities:
Capital expenditures	(170)	(172)	(335)	(331)
Proceeds from disposal of assets	3	2	19	4
Acquisition of businesses, net of cash acquired	(9)	(2)	(152)	(47)
Accounts purchased by ADT	(116)	(114)	(266)	(231)
Divestiture of businesses, net of cash retained	13	6	28	8
Other	1	(22)	11	(6)
Net cash used in investing activities	(278)	(302)	(695)	(603)
Net cash provided by discontinued investing activities	—	29	—	32

Cash Flows from Financing Activities:
Net proceeds from issuance of debt	(2)	(126)	246	(20)
Proceeds from exercise of share options	3	1	9	1
Dividends paid	(107)	(94)	(214)	(189)
Repurchase of common shares by subsidiary	—	—	—	(3)
Transfers from discontinued operations	—	16	—	19
Other	9	(7)	21	(5)
Net cash (used in) provided by financing activities	(97)	(210)	62	(197)
Net cash used in discontinued financing activities	—	(16)	—	(19)

Effect of currency translation on cash	3	12	1	(82)
Net increase (decrease) in cash and cash equivalents	260	226	379	(100)
Cash and cash equivalents at beginning of period	2,473	1,193	2,354	1,519

Cash and cash equivalents at end of period	$2,733	$1,419	$2,733	$1,419

Reconciliation to “Free Cash Flow”:
Net cash provided by operating activities	$632	$726	$1,011	$782
Sale of accounts receivable	3	7	2	10
Capital expenditures, net	(167)	(170)	(316)	(327)
Accounts purchased by ADT	(116)	(114)	(266)	(231)
Purchase accounting and holdback liabilities	(3)	(1)	(3)	(1)
Voluntary pension contributions	—	6	—	6
Free Cash Flow	$349	$454	$428	$239

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.

ORGANIC REVENUE RECONCILIATION

(in millions)

(Unaudited)

	Quarter Ended March 26, 2010								Net Revenue for the Quarter
	Net Revenue		Foreign Currency		Acquisition / (Divestiture)		Organic Revenue		Ended March 27, 2009
ADT Worldwide	$1,767	3.6%	$101	5.9%	$(14)	-0.8%	$(25)	-1.5%	$1,705
Flow Control	899	-3.0%	92	9.9%	1	0.2%	(121)	-13.1%	927
Fire Protection Services	807	-0.7%	51	6.3%	(2)	-0.2%	(55)	-6.8%	813
Electrical and Metal Products	336	1.8%	13	3.9%	4	1.2%	(11)	-3.3%	330
Safety Products	360	-4.0%	18	4.8%	(6)	-1.6%	(27)	-7.2%	375
Total Net Revenue	$4,169	0.5%	$275	6.6%	$(17)	-0.3%	$(239)	-5.8%	$4,150

	Six Months Ended March 26, 2010								Net Revenue for the Six Months
	Net Revenue		Foreign Currency		Acquisition / (Divestiture)		Organic Revenue		Ended March 27, 2009
ADT Worldwide	$3,602	2.4%	$190	5.4%	$(19)	-0.6%	$(85)	-2.4%	$3,516
Flow Control	1,822	-3.4%	188	10.0%	(2)	-0.1%	(250)	-13.3%	1,886
Fire Protection Services	1,640	-0.7%	100	6.1%	(3)	-0.2%	(109)	-6.6%	1,652
Electrical and Metal Products	633	-15.1%	25	3.4%	(2)	-0.3%	(136)	-18.2%	746
Safety Products	718	-7.5%	36	4.6%	(12)	-1.5%	(82)	-10.6%	776
Total Net Revenue	$8,415	-1.9%	$539	6.3%	$(38)	-0.5%	$(662)	-7.7%	$8,576

NOTE:  Organic revenue is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

Tyco International Ltd.

Earnings Per Share Summary

(Unaudited)

	Quarter Ended	Quarter Ended
	March 26, 2010	March 27, 2009

Diluted EPS from Continuing Operations Attributable to Tyco Shareholders (GAAP)	$0.65	$(5.40)

Restructuring, net	0.02	0.13

Restructuring charges in cost of sales and SG&A	—	0.02

Acquisition costs	0.01	—

Other additional charges resulting from restructuring actions	—	0.01

(Gains)/losses on divestitures, net	(0.10)	—

Intangible impairments	—	0.09

Goodwill impairments	—	5.47

Tax items	0.01	—

Legacy legal items	—	0.23

Total Before Special Items	$0.59	$0.55

Tyco International Ltd.

For the Quarter Ended March 26, 2010

(in millions, except per share data)

(Unaudited)

	ADT	Flow	Fire Protection	Electrical &	Safety	Corporate
	Worldwide	Control	Services	Metal Products	Products	and Other	Revenue

Revenue (GAAP)	$1,767	$899	$807	$336	$360	—	$4,169

												Income	Diluted
												from	EPS from
												Continuing	Continuing
	Operating Income											Operations	Operations
			Fire	Electrical			Total					Attributable	Attributable
	ADT	Flow	Protection	& Metal	Safety	Corporate	Operating	Interest	Other	Income	Noncontrolling	to Tyco	to Tyco
	Worldwide	Control	Services	Products	Products	and Other	Income	Expense, net	Income, net	Taxes	Interest	Shareholders	Shareholders
As Reported (GAAP)	$305	$93	$62	$24	$47	$(104)	$427	$(67)	$3	$(51)	$(2)	$310	$0.65

Restructuring, net	4	8	4	2	2	—	20			(7)		13	0.02

Restructuring charges in cost of sales and SG&A	—	1	—	—		—	1			—		1	0.00

Acquisition costs	1					3	4					4	0.01

Losses on divestitures, net	(51)	(1)	—	—	3	4	(45)			(4)		(49)	(0.10)

Tax items										5		5	0.01

Total Before Special Items	$259	$101	$66	$26	$52	$(97)	$407	$(67)	$3	$(57)	$(2)	$284	$0.59

Diluted Shares Outstanding	478
Diluted Shares Outstanding - Before Special Items	478

Tyco International Ltd.

For the Quarter Ended March 27, 2009

(in millions, except per share data)

(Unaudited)

	ADT	Flow	Fire Protection	Electrical &	Safety	Corporate
	Worldwide	Control	Services	Metal Products	Products	and Other	Revenue
Previously Reported Revenue (GAAP)	$1,694	$927	$817	$330	$382	—	$4,150

Segment Realignment	11		(4)		(7)		—

Recasted Revenue (GAAP)	$1,705	$927	$813	$330	$375	—	$4,150

												Income	Diluted
												from	EPS from
												Continuing	Continuing
	Operating Income											Operations	Operations
			Fire	Electrical								Attributable	Attributable
	ADT	Flow	Protection	& Metal	Safety	Corporate	Operating	Interest	Other	Income	Noncontrolling	to Tyco	to Tyco
	Worldwide	Control	Services	Products	Products	and Other	Income	Expense, net	Income, net	Taxes	Interest	Shareholders	Shareholders

As Previously Reported (GAAP)	$(457)	$133	$(122)	$(962)	$(943)	$(203)	$(2,554)	$(67)	$7	$60	$(1)	$(2,555)	$(5.40)

Segment Realignment	(410)		1	1	406	2	—					—

As Reported (GAAP)	$(867)	$133	$(121)	$(961)	$(537)	$(201)	$(2,554)	$(67)	$7	$60	$(1)	$(2,555)	$(5.40)

Restructuring and asset impairment charges, net	48	4	11	2	16	5	86			(24)		62	0.13

Restructuring charges in cost of sales and SG&A	7	1		4	5	1	18			(7)		11	0.02

Other additional charges resulting from restructuring actions					4		4			(1)		3	0.01

(Gains)/losses on divestitures, net		3		(5)			(2)					(2)

Intangible impairments	64				—		64			(25)		39	0.09

Goodwill impairments	959		180	935	567		2,641			(43)		2,598	5.47

Legacy legal items						101	101			4		105	0.23

Total Before Special Items	$211	$141	$70	$(25)	$55	$(94)	$358	$(67)	$7	$(36)	$(1)	$261	$0.55

Diluted Shares Outstanding	473
Diluted Shares Outstanding - Before Special Items	475